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                                                                   Exhibit 10.15
                           EDEN Bioscience Corporation
                            3830 Monte Villa Parkway
                             Bothell, WA 98021-6942

January 28, 2002

Mr. Bradley S. Powell
Interim President
EDEN Bioscience Corporation
3830 Monte Villa Parkway
Bothell, WA 98021-6942

Dear Brad:

       This will confirm our agreement regarding severance benefits. You are an employee at will and your employment can be terminated with or without cause at any time at the option of EDEN Bioscience or yourself. If your employment is terminated at the option of the company, your then-current base salary will be continued for a period of six (6) months, provided that the termination is not based upon fraud, criminal activity or breach of your fiduciary duties. The six-month severance will be paid in the regular course of the company's payroll and will be subject to your normal deductions.

                                             Yours very truly,

                                             /s/ William T. Weyerhaeuser

                                             William T. Weyerhaeuser
                                             Chairman of the Board of Directors



Accepted:

/s/ Bradley S. Powell
---------------------------------
Bradley S. Powell


Date: February 8, 2002
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